Exhibit 10.34

                            THE AUTOTOTE CORPORATION
                    KEY EXECUTIVE DEFERRED COMPENSATION PLAN
                                       AND
                             PLAN ADOPTION AGREEMENT

                                    ARTICLE 1
                                  INTRODUCTION

1.1  Purpose of Plan

The Company  has  adopted the Plan set forth  herein to provide a means by which
certain   Eligible   Individuals  may  elect  to  defer  receipt  of  designated percentages or amounts of their Compensation.

1.2  Status of Plan

The Plan is intended to be an unfunded "bonus program" under 29 CFR Part 2510.3-2(c) and a plan that is "unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

                                    ARTICLE 2
                                   DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1 Account means, for each Participant, an account maintained on the books and records of the Company (and in the Trust) that is established for his or her benefit under Section 5.1.

2.2 Adoption Agreement means the Merrill Lynch Special Nonqualified Deferred Compensation Plan for Select Employees Adoption Agreement signed by the Company to establish the Plan and containing all the options selected by the Company, as the same may be amended from time to time.

2.3  Change of Control means the occurrence of any of the following:

     (a) any "person" as defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in sections 13(d) and 14(d) thereof, including a "group" as defined in section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing at least 40% of the combined voting power of the Company's then outstanding securities;

     (b) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, or the consummation of any such transactions if stockholder approval is not obtained, other than any such transaction which would result in at least 60% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately prior to such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the securities of the Company outstanding immediately prior to such transaction; provided that, for purposes of this paragraph (b), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 60% threshold is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity;


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     (c) the stockholders of the Company approve a plan of complete  liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the its assets (or any transaction having a similar effect); or

     (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), together with any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (b), or (c) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election of nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board.

2.4 Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.5 Company means the corporation referred to in the Adoption Agreement, any successor to all or a major portion of the Company's assets or business that assumes the obligations of the Company, and each other entity that is affiliated with the Company, that adopts the Plan with the consent of the Company, provided that the entity that signs the Adoption Agreement shall have the sole power to amend this Plan and shall be the Plan Administrator if no other person or entity is so serving at any time.

2.6 Compensation has the meaning elected by the Company in the Adoption Agreement. The definition of Compensation may differ for each Participant or class of Participants.

2.7 Deferral Date means the date within 30 business days after the date the Company pays end-of-year bonuses to Eligible Individuals for the Fiscal Year to which an Elective Deferral relates (whether or not a particular Participant receives or would be entitled to receive a bonus for such Fiscal Year) or such other date selected by the Plan Administrator prior to the beginning of the Fiscal Year to which an Elective Deferral relates.

2.8 Distribution Date means, with respect to each Elective Deferral (as adjusted for earnings and losses) the later of: (a) (i) with respect to Elective Deferrals made in respect of Compensation payable for the Company's 1998 Fiscal Year, the date two years after the date as of which the Elective Deferral is credited to the Participant's Account, (ii) with respect to Elective Deferrals made in respect of Compensation payable for the Company's 1999 Fiscal Year, the date one year after the date as of which the Elective Deferral is credited to the Participant's Account and (iii) with respect to Elective Deferrals made in respect of Compensation payable for the Company's 2000 and later Fiscal Years, the date determined by the Plan Administrator prior to the beginning of the Fiscal Year to which the election relates; and (b) the date resulting from a Participant's Long Term Deferral Election.

2.9 Effective Date means the date chosen in the Adoption Agreement as of which the Plan first becomes effective.

2.10 Election Form means the participation election form as approved and prescribed by the Plan Administrator.

2.11 Elective Deferral means the portion of Compensation that is deferred by a Participant under Section 4.1.

2.12 Eligible Individual means, on the Effective Date or on any Entry Date thereafter, each employee or non-employee director of the Company who satisfies the criteria established in the Adoption Agreement.

2.13 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.14 Fiscal Year means the 12-month period beginning each November 1 and ending October 31.

2.15 Insolvent means either (a) the Company is unable to pay its debts as they become due or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.


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2.16 Investment Vehicle means a theoretical  investment made available under the
Plan by the Plan Administrator from time to time in which a Participant's Account may be deemed to be invested in accordance with Section 5.2 hereof in order to measure the value of the Account.

2.17 Long Term Deferral Election means, with respect to each Elective Deferral (as adjusted to reflect earnings and losses as provided for hereunder), an election on such form as may be required by the Plan Administrator and that is filed with the Plan Administrator, all in accordance with Section 7.1(b) hereof.

2.18 Participant means any Eligible Individual who participates in the Plan in accordance with Article 3.

2.19 Plan means this Autotote Corporation Key Executive Deferred Compensation Plan together with the Adoption Agreement and all amendments thereto.

2.20 Plan Administrator means the person, persons or entity designated by the Company in the Adoption Agreement to administer the Plan and to serve as the agent for the "Company" with respect to the Trust as contemplated by the agreement establishing the Trust. If no such person or entity is so serving at any time, the Company shall be the Plan Administrator.

2.21 Plan Year means the 12-month period chosen in the Adoption Agreement.

2.22 Total and Permanent Disability means the failure of a Participant to render and perform the services required of the Participant for a total of 180 days or more during any consecutive 12-month period, because of any physical or mental incapacity or disability as determined by a physician or physicians selected by the Company and reasonably acceptable to the Participant unless, within 30 days after the Participant has received written notice from the Company of a proposed termination due to such status, the Participant shall have returned to the full performance of his duties and shall have presented to the Company a written certificate of the Participant's good health prepared by a physician selected by he Company and reasonably acceptable to the Participant.

2.23 Trust means a grantor trust within the meaning of section 671 of the Code that is established by the Company to assist it in meeting its obligations under the Plan and that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

2.24 Trustee means the trustee or trustees of the Trust.

2.25 Unforeseeable Emergency means a severe financial hardship resulting from a sudden unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar circumstances as a result of events beyond the control of the Participant and, in each case, would constitute an "unforeseeable emergency" within the meaning of Treasury Regulation section 1.457-2(h)(4), and that may not be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or
(c) by cessation of deferrals under the Plan. An Unforeseeable Emergency shall not include the need to send a Participant's child to college or the desire to purchase a home.

                                    ARTICLE 3
                                  PARTICIPATION

3.1  Commencement of Participation

Any Eligible Individual who elects to defer part of his or her Compensation in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferrals commence in accordance with Section 4.1.

3.2  Continued Participation

A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

                                    ARTICLE 4
                               ELECTIVE DEFERRALS


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4.1  Elective Deferrals

     (a) Fiscal Year 1998 Compensation. An Eligible Individual may, by completing an Election Form and filing it with the Plan Administrator no later than October 21, 1998, elect to defer a percentage or dollar amount of the Eligible Individual's Compensation attributable to the 1998 Fiscal Year of the Company, on such terms as the Plan Administrator may permit.

     (b) Fiscal Year 1999 and Later Compensation. An Eligible Individual may, by completing an Election Form and filing it with the Plan Administrator not later than the last day of each Fiscal Year of the Company beginning with the 1998 Fiscal Year, elect to defer a percentage or dollar amount of the Eligible Individual's Compensation attributable to the next succeeding Fiscal Year of the Company (i.e., Compensation attributable to the 1999 Fiscal Year and later fiscal years), on such terms as the Plan Administrator may permit.

     (c) Mechanics of Deferral. A Participant's Compensation shall be reduced in accordance with the Participant's election hereunder and amounts deferred hereunder shall be paid by the Company to the Trust as soon as administratively feasible and credited to the Participant's Account as of the Deferral Date.

     (d) Revocation of Deferral Election. To the extent permitted by the Plan Administrator, a Participant may change or revoke his or her Deferral Election with respect to Compensation payable for a succeeding Fiscal Year of the Company by giving written notice to the Plan Administrator in such form as may be required by the Plan Administrator, before the first day of such Fiscal Year.

                                    ARTICLE 5
                                    ACCOUNTS

5.1  Accounts

The Plan Administrator shall establish an Account for each Participant reflecting the Participant's Elective Deferrals, together with any adjustments for income, gain or loss (determined in accordance with Section 5.2(a)) and any payments from the Account. The Plan Administrator may cause the Trustee to maintain and invest separate asset accounts corresponding to each Participant's Account. The Plan Administrator shall (and may cause the Trustee to) establish sub-accounts for each Participant that has more than one Deferral Election and such other sub-accounts as are necessary for the proper administration of the Plan. The Plan Administrator or the Trustee shall provide each Participant with a periodic statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

5.2  Deemed Investment of Accounts

     (a) Adjustment of Accounts. The amount of each Participant's Elective Deferral for a Fiscal Year shall be credited to the Participant's Account as of the Deferral Date for such Elective Deferral. The Account shall be adjusted from time to time to reflect (i) subsequent years' deferrals, if any, and (ii) gains (or losses) determined as if the Account were invested in one or more Investment Vehicles selected by the Participant. The Plan Administrator may adopt such rules and administrative practices as it shall deem necessary or appropriate in connection with a Participant's ability to select Investment Vehicles hereunder including restrictions on the timing or frequency of such elections; all such Investment Vehicle selections shall be made in such form as may be required by the Plan Administrator from time to time.

     (b) Investment of Trust Assets. The assets of the Trust shall be invested in such investments (which may, but are not required to be, the Investment Vehicles) as the Trustee shall be directed by the Company or, to the extent permitted by the Company with respect to each Participant's Account, as the Trustee shall be directed by each Participant.

                                    ARTICLE 6
                                     VESTING

6.1  General


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Without limitation on Section 10.1, each Participant shall be immediately vested in, i.e., shall have a nonforfeitable right to, the balance in the Participant's Account.

                                    ARTICLE 7
                                    PAYMENTS

7.1  Time and Form of Payment

     (a) Timing of Distributions. Unless sooner distributed in accordance with the terms hereof, each Participant shall receive a distribution in a single lump sum of the portion of the Participant's Account attributable to each Elective Deferral within 30 business days after the Distribution Date for such Elective Deferral.

     (b) Long Term Deferral Elections. To the extent permitted by the Plan Administrator, each Participant who is employed by the Company shall be entitled to make a Long Term Deferral Election with respect to the amounts credited to the Participant's Account with respect to a Deferral Election. Any such Long Term Deferral Election shall be delivered to the Plan Administrator no later than a date one year prior to any date a Participant's Distribution Date otherwise would occur in accordance with Section 2.7 hereof. The effect of a Long Term Deferral Election will be to defer the distribution of an amount in respect of a Deferral Election until the earlier of the expiration of an additional two-year period beginning on the date the Participant's Distribution Date otherwise would have occurred or the date described in Section 7.2, 7.3 or
7.4. The Plan Administrator may, in its discretion, limit the ability of any Participant to make a Long Term Deferral Election.

7.2  Change of Control

As soon as possible following a Change of Control of the Company, each Participant shall be paid his or her entire Account balance in a single lump sum.

7.3  Termination of Employment

Within 30 business days after the termination of a Participant's employment for any reason, the Participant shall receive a distribution of his or her entire Account balance in a single lump sum.

7.4  Death

If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid as soon as practicable to the Participant's designated beneficiary or beneficiaries in effect on the date of the Participant's death.

Any designation of a beneficiary shall be made by the Participant on an appropriate Election Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Election Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse, or, if none, to his or her issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the representative of the Participant's estate. No payment shall be made to the representative of a Participant's estate until the Plan Administrator shall have been furnished with such evidence as it shall deem necessary or appropriate to establish the validity of the payment.

7.5  Unforeseeable Emergency

If a Participant suffers an Unforeseeable Emergency, the Plan Administrator, in its sole discretion, may pay to the Participant only that portion, if any, of the Participant's Account that the Plan Administrator determines is necessary to satisfy the emergency need, including any amounts necessary to pay any Federal, State or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing in a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.

7.6  Taxes


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All federal,  state or local taxes that the Plan  Administrator  determines  are required to be withheld in respect of any Elective Deferrals hereunder or from any payments made pursuant to this Article 7 shall be withheld from amounts payable hereunder or from any other amounts payable to a Participant.

                                    ARTICLE 8
                               PLAN ADMINISTRATOR

8.1  Plan Administration and Interpretation

The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant (in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously). Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Company or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.2  Powers, Duties, Procedures, Etc.

The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.3  Information

To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require.

8.4  Indemnification of Plan Administrator

The Company agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

                                    ARTICLE 9
                            AMENDMENT AND TERMINATION

9.1  Amendments

The Company shall have the right to amend the Plan from time to time, subject to
Section 9.3, by an instrument in writing that has been executed on the Company's behalf by its duly authorized officer.


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9.2  Termination of Plan

This Plan is  strictly a  voluntary  undertaking  on the part of the Company and shall not be deemed to constitute a contract between the Company and any Eligible Individual (or any other person) or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Individual (or other person). The Company reserves the right to terminate the Plan at any time with respect to any or all Participants, subject to Section 9.3, by an instrument in writing that has been executed on the Company's behalf by its duly authorized officer. Upon termination, the Company may, with respect to each Participant affected by any termination (an "Affected Participant") on a Participant-by-Participant basis, (a) elect to continue to maintain the Participant's Account and pay benefits hereunder as they become due as if the Plan had not terminated or (b) pay (or direct the Trustee to pay) promptly to each Affected Participant (or such Affected Participant's beneficiary or beneficiaries) the balance of the Affected Participant's Account.

9.3  Existing Rights

No amendment or modification to, or termination of, the Plan shall be effective to the extent that it would reduce the value of a Participant's Account immediately prior to the amendment, modification or termination, without the Participant's prior written consent.

                                   ARTICLE 10
                                  MISCELLANEOUS

10.1 No Funding

The Plan constitutes a mere promise by the Company to make payments in accordance with the terms of the Plan, and Participants and beneficiaries shall have the status of general unsecured creditors of the Company. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Company or of any other person. In all events, it is the intent of the Company that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

10.2 Non-Assignability

None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, participate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

10.3 Limitation of Participants' Rights

Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Company, or interfere in any way with the right of the Company to terminate the employment of a Participant at any time, with or without cause. In addition, nothing shall confer on any individual a right to participate in the Plan in any Fiscal Year. The fact that an individual is an Eligible Individual in one year shall not give the individual a right to participate in the Plan in any other year.

10.4 Participants Bound

Any action with respect to the Plan taken by the Plan Administrator or the Company or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Company or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

10.5 Receipt and Release

Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a


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receipt  and  release to such  effect.  If any  Participant  or  beneficiary  is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Company or the Trustee to follow the application or use of such funds.

10.6 Governing Law

The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of New York without reference to the principles of conflicts of law, unless preempted by applicable federal law. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.7 Headings and Subheadings

Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.


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          Autotote Corporation Key Executive Deferred Compensation Plan
                             Plan Adoption Agreement

Please complete the information requested in the Adoption Agreement to establish the specific provisions of your plan. You do not have to provide a copy to your Financial Consultant. (Only the Merrill Lynch account opening agreements and an original executed copy of the associated Trust Agreement need to be returned to Merrill Lynch at the address printed on those forms.) This document and the Merrill Lynch Special Nonqualified Deferred Compensation Plan for Select Employees govern the rights of the plan participants and should, therefore, be disclosed to participants and retained as part of your permanent records.

1.   EMPLOYER INFORMATION

A. Name of Plan:

The Autotote Corporation Key Executive Deferred Compensation Plan

B. Name and address of employer sponsoring the Plan. Please provide employer's Business name.

Autotote Corporation
750 Lexington Avenue
New York, New York 10022

C. Provide employer's primary contact for the Plan and telephone and FAX numbers. Also include the employer's Tax Identification Number.

DeWayne Laird
Vice President & Chief Financial Officer
Telephone: (302) 452-5336
Fax: (302) 452-5382
Employer Tax Identification Number: 81-0422894

D. Give the first day of the 12-month period for which the employer pays taxes:

November 1

2.   PLAN INFORMATION

A. What is the effective date of the Plan?

October 8, 1998

B. Plan Year Ends. Your "Plan Year" is the 12-consecutive-month period for which you credit elective and matching deferrals and keep Plan records. Enter the last day of your Plan Year. For example, if you use the calendar year as your plan year, enter "December 31." If you use a different 12-month period - for instance if your business is on a fiscal year - enter the last day of your fiscal year, e.g., "July 31."

October 31

3.   ELIGIBLE EMPLOYEES

The following persons or classes of persons shall be Participants (enter the names or positions of individuals eligible to participate or the criteria used to identify Participants, e.g., "Those key employees of the Company selected by the Compensation Committee of the Board of Directors"):

Those key employees selected by the Company each year and all of the non-employee directors of the Board.


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4.   COMPENSATION

Compensation is used to determine the amount of Elective Deferrals a Participant can elect. Compensation under the Plan is defined as:

o For employees: the cash bonuses payable to the individual by the Employer or an Affiliate.

o For non-employee directors: the director fees and other compensation payable in respect of services performed as a director.

For purposes of the Plan, Compensation will be determined before giving effect to Elective Deferrals and other salary reduction amounts that are not included in the Participant's gross income under Code section 125, 401(k), 402(h) or 403(b).

5.   CONTRIBUTIONS

A. Elective Deferrals. Participants may elect to reduce their Compensation and to have Elective Deferrals credited to their Accounts by making an election under the Plan (which may be changed each year for later Plan Years as described in the Plan), but no Participant may defer more than 100% (1% - 100%) of his or her Compensation for a Plan Year.

B. Matching Deferrals. If the Employer elects to match Elective Deferrals, specify the matching rate and indicate the amount of the Participant's Elective Deferrals that will be matched. You may also elect to decide each year whether Matching Deferrals will be made and, if so, what that year's matching rate will be.

     Not applicable. No matching Deferrals will be credited.

A. Discretionary Incentive Contributions. The Employer may make Discretionary Incentive Contributions in any amounts the Employer selects. These contributions will be subject to the vesting schedule selected in Item 6C.

     Not applicable.

6.   VESTING OF MATCHING DEFERRALS AND DISCRETIONARY INCENTIVE CONTRIBUTIONS

     Not applicable.

7.   ACCOUNTS

The Trustee can either invest each Participant's Account balance as a separate account (in which case the Trustee could, but would not be required to, take into consideration the investment preferences of the Participants) or invest the Account balances of all Participants as a single fund (in which case the Trustee could, but would not be required to, take into consideration the investment preference of the Employer):

     Account balances are to be invested separately.

8.   RETIREMENT AGE

     Not applicable.

9.   WITHDRAWALS WHILE WORKING

Withdrawals for Unforeseen Emergency.

NOTE: Withdrawals are strictly limited as described in Plan Section 7.5. It is the Plan Administrator's responsibility to ensure that the limits are being followed. Excess withdrawals may result in loss of the tax deferral on all amounts credited under the Plan for the benefit of all Participants.


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


     Withdrawals are permitted to the full extent allowable under the Plan.

10.  ADMINISTRATION

Plan Administrator. The Plan Administrator is legally responsible for the operation of the Plan, including:

o Keeping track of which employees are eligible to participate in the Plan and the date each employee becomes eligible to participate.

o Maintaining Participants' Accounts, including all sub-accounts required for different contribution types and payment elections, and keeping track of all elections made by Participants under the Plan and any other relevant information.

o Transmitting important communications to the Participants, and obtaining relevant information from Participants such as changes in investment selections.

o Filing important reports required to be submitted to governmental agencies. The Plan Administrator will be the person or persons identified below:

         DeWayne Laird
         Name

         Vice President and Chief Financial Officer
         Title

         Martin E. Schloss
         Name

         Vice President, General Counsel and Secretary
         Title

11.  SIGNATURES

After reviewing the Adoption Agreement, enter the current date and the name of the Employer. The signature of the Employer or the person signing for the Employer must be witnessed. Note that the person signing for the Employer must be authorized to do so, such as by a resolution of the Employer's board of directors or governing by-laws.

While the Merrill Lynch Special Nonqualified Deferred Compensation Plan for Select Employees, including this Adoption Agreement, has been designed in a manner to permit Participants to defer federal income tax on amounts credited to their accounts until the amounts are actually paid, neither Merrill Lynch, Pierce, Fenner & Smith Incorporated, the sponsor of this document, nor any of its affiliates ("Merrill Lynch") provide any assurances of that result in the Employer's particular situation or assume any responsibility in this regard. Please consult your tax advisor regarding the tax consequences of this Plan to you and your employees and the advisability of submitting this document to the Internal Revenue Service to obtain a ruling concerning those consequences. In addition, please consult your independent legal counsel with respect to securities law issues. By signing this Adoption Agreement the Employer acknowledges that no representations or warranties as to the tax consequences to the Employer and Participants of the operation of this Plan have been made by Merrill Lynch.

Autotote Corporation
Name of Employer (Print or Type)

By:

/s/ /DeWayne Laird
Authorized Signature


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


DeWayne Laird
Vice President and Chief Financial Officer
Print Name and Title

Date:

Witness:

/s/ Martin E. Schloss
Signature



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